UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2010

Entorian Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50553

Delaware	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4030 W. Braker Lane
Austin, TX 78759
(Address of principal executive offices, including zip code)

512 334 0111
(Registrant’s telephone number, including area code)

Staktek Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 1, 2010, Entorian Technologies Inc. [NASDAQ: ENTN] (we or the Company) received a letter from The NASDAQ Stock Market notifying us that for the 30 consecutive business days preceding the date of the letter, our listed securities did not meet the minimum market value of publicly held shares required for continued inclusion on The NASDAQ Global Market.

In accordance with NASDAQ Marketplace Rules, to regain compliance, our minimum market value of publicly held shares must close at $5 million or more for at least ten consecutive business days prior to August 30, 2010.

This notification will not impact the listing of our common stock at this time. The Company's common stock will continue to trade on the NASDAQ Global Market under the symbol "ENTN."

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press release issued March 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entorian Technologies Inc.

Date: March 01, 2010	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release issued March 1, 2010